UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 18, 2020

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

On March 18, 2020, Newmont Corporation, a Delaware corporation (the “Company”), closed its sale of 2.250% Senior Notes due 2030 (the “Notes”) in the principal amount of $1 billion.

The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3ASR (File No. 333-227483) (the “Registration Statement”) previously filed with the Securities and Exchange Commission.

The aggregate net proceeds received by the Company from the sale of the Notes were approximately $985 million, after deducting the underwriting discount (before expenses). The Company intends to use the net proceeds of this offering, supplemented with cash from its balance sheet, as necessary, for the repurchase of (i) the Company’s outstanding 3.500% senior notes due 2022, (ii) the Company’s outstanding 3.700% notes due 2023 and (iii) outstanding 3.700% notes due 2023 issued by the Company’s wholly-owned subsidiary, Goldcorp Inc. (collectively, the “Tender Offer Notes”), for up to certain aggregate maximum principal tender amounts specified in a related offer to purchase, which are accepted for purchase, and the payment of all accrued and unpaid interest thereon, and any remaining portion for working capital and other general corporate purposes.

The Notes were issued pursuant to an Indenture, dated as of September 18, 2009 (the “Base Indenture”), among the Company, Newmont USA Limited (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of March 18, 2020 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and the Trustee. Capitalized terms used in this current report and not defined herein have the meanings ascribed to them in the Indenture.

Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2020. The Notes will mature on October 1, 2030, unless earlier redeemed.

The Notes are subject to redemption upon not less than 30 days’ notice by mail, at any time, as a whole or in part, at the election of the Company, in accordance with the terms of the Indenture. Prior to July 1, 2030 (three months prior to the maturity date of the Notes) (the “Par Call Date”), the Notes will be redeemable at a redemption price equal to the greater of the following amounts:

•	100% of the principal amount of the Notes being redeemed on the Redemption Date; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that Redemption Date that would have been due if the notes matured on the Par Call Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis, at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest on the Notes being redeemed to, but excluding, the Redemption Date.

At any time on or after the Par Call Date, the Notes will be redeemable, in whole or in part, at the Company’s option at any time or from time to time, at a redemption price calculated by the Company equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.

Upon the occurrence of a Change of Control Repurchase Event, unless all Notes have been called for redemption as described above, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Notes at an offer price in cash equal to the Change of Control Payment.

The Notes are the Company’s unsecured obligations and will rank equally with the Company’s existing and future unsecured senior debt and senior to the Company’s future subordinated debt. The Notes will be guaranteed on a senior unsecured basis by the Guarantor. The guarantees for the Notes are unsecured and unsubordinated obligations of the Guarantor and rank equally with other unsecured and unsubordinated indebtedness of the Guarantor that is currently outstanding or that it may issue in the future. The guarantees will be released if the Guarantor ceases to guarantee more than $75 million of other debt of the Company.

The Indenture contains customary terms and covenants. Under certain events of default, including, without limitation, failure to pay when due any principal amount or certain cross defaults to other agreements or instruments, occurring and continuing, either the Trustee or the Holders of 25% in principal amount of the series of Note may declare the principal of such Note and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency of the Company or the Guarantor, the principal amount of the Notes and accrued interest automatically become due and payable.

The foregoing description of the issuance and sale of the Notes and the terms thereof does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and the Fourth Supplemental Indenture, attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. The form of Note, which is included as part of the Fourth Supplemental Indenture, is filed as Exhibit 4.3, and is incorporated herein by reference. The form of guaranty for the Notes, which is also included as part of the Fourth Supplemental Indenture, is filed as Exhibit 4.4 and is incorporated herein by reference.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates, for which they have received, and in the future expect to receive, customary compensation. In addition, affiliates of the underwriters from time to time have acted or in the future may continue to act as lenders to the Company and its affiliates, for which they have received or expect to receive customary compensation.

Certain of the underwriters or their affiliates may be holders of the Tender Offer Notes and, accordingly, may receive a portion of the proceeds of the offering if those Tender Offer Notes are tendered, accepted for purchase and repaid with a portion of the proceeds of the sale of the Notes. BMO Capital Markets Corp., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as dealer-managers for the Tender Offers, for which they will receive customary fees, indemnification against certain liabilities and reimbursement of expenses. Affiliates of certain of the underwriters are lenders under the Company’s senior revolving credit facility.

Item 8.01 Other Events.

On March 18, 2020, the Company issued a press release announcing the closing of its sale of Notes, as referenced above under Item 2.03 of this current report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the offering, Newmont is filing a legal opinion regarding the validity of the Notes as Exhibit 5.1 to this Form 8-K with reference to, and incorporated by reference into, the Registration Statement.

Important Legal Information

This Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement forming part of the registration statement, the Registration Statement or the base prospectus thereof.

An electronic copy of the prospectus supplement and accompanying base prospectus for the offering may be obtained at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of September 18, 2009, among the Company, the Guarantor and the Trustee. (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 18, 2009).

4.2	Fourth Supplemental Indenture, dated as of March 18, 2020, among the Company, the Guarantor and the Trustee.

4.3	Form of the Notes (included as part of Exhibit 4.2).

4.4	Form of Guaranty for the Notes (included as part of Exhibit 4.2).

5.1	Opinion of White & Case LLP regarding the validity of the Notes.

23.1	Consent of White & Case LLP (included in Exhibit 5.1)

99.1	Press Release, March 18, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT CORPORATION

Dated: March 18, 2020

	By:	/s/ Logan Hennessey
Logan Hennessey
Vice President, Associate General Counsel and
Corporate Secretary